Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Harbinger Group Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-178587, 333-43223, 333-45568, 333-124693, 333-197222, and 333-197223) on Form S-8 and in the registration statements (Nos. 333-176522, 333-180070, and 333-192779) on Form S-3 of Harbinger Group Inc. of our report dated November 21, 2014, with respect to the consolidated balance sheets of Harbinger Group Inc. as of September 30, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, permanent equity, and cash flows for each of the years in the three-year period ended September 30, 2014, and the related financial statement schedule I to IV, and our report dated November 21, 2014 with respect to the effectiveness of internal control over financial reporting as of September 30, 2014, which reports appear in the September 30, 2014 annual report on Form 10-K of Harbinger Group Inc.

/s/ KPMG LLP
New York, New York
November 21, 2014